SYSTEMAX APPOINTS DAVID SPROSTY CHIEF EXECUTIVE OF NORTH AMERICAN TECHNOLOGY PRODUCTS GROUP

- Proven Retail Executive with Extensive Experience in Connected Devices and Strong Operations Background -

PORT WASHINGTON, NY, October 4, 2011 — Systemax Inc. (NYSE: SYX) announced today that David Sprosty has been appointed Chief Executive of the North American Technology Products Group, effective immediately.  The position had previously been filled on an interim basis by Robert Leeds, Vice Chairman of the Systemax Board.

Richard Leeds, Systemax’s Chairman and CEO said, “On behalf of our Board of Directors and employees, I’d like to welcome David to Systemax. David brings extensive and valuable experience in the retail and consumer electronics industry to our executive management team. He is a customer-centric and visionary business leader, with experience in strategic planning, operational execution and business development.  He has a proven track record of success in delivering sustainable revenue growth throughout his career and in his 11 years at Best Buy was instrumental in the development of that retailer’s connected devices business lines. Under David’s leadership we believe the technology group will continue to execute on its current initiatives and grow into an even stronger contender within the consumer and business-to-business electronics sectors. Additionally, I’d like to thank Robert Leeds for his leadership as interim Chief Executive for the past several months, during which the technology group has made significant progress in becoming a more efficiently-run operation.”

“Systemax has built a unique web-centric, multi-channel retail model featuring distinctive consumer brands,” commented David Sprosty. “I’m excited for the opportunity to take the technology products business to a new level, and I look forward to working closely with Systemax’s strong management team.”

Mr. Sprosty most recently was a Managing Partner at The ROIG Group, a management consulting agency specializing in consumer electronics retail, product development, services and mobility. Prior to that, he was an executive at Best Buy Company Inc., holding various positions during his eleven years at the company, including Senior Vice President of Emerging Devices – Best Buy Connect, Chief Executive Officer of Best Buy Mobile Joint Venture, Senior Vice President and Chief Operating Officer of Customer Centricity, and Senior Vice President of the Computing/Peripheral/Digital business group. Before joining Best Buy, Mr. Sprosty was the Chief Executive Officer of Pacific Mobile and Wireless (dba MobilWorks) for two years, prior to which he was the company’s Vice President of Sales & Stores for six years.

About Systemax Inc.
Systemax Inc. (http://www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, CompUSA, Circuit City, MISCO, WStore and Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements about the Company’s performance.  These statements are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume, (b) economic conditions and exchange rates, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) the ability to maintain satisfactory loan agreements with lenders, (f) risks associated with the delivery of merchandise to customers utilizing common carriers, (g) the operation of the Company’s management information systems, and  (h) unanticipated legal and administrative proceedings.  Please refer to “Risk Factors” and the Forward Looking Statements sections contained in the Company’s Form 10-K for a more detailed explanation of the inherent limitations in such forward-looking statements.

CONTACTS:
Investors/ Media
Dianne Pascarella / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
pascarella@braincomm.com /
nancy@braincomm.com